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                                 SINO-AMERICAN

                          EQUITY JOINT VENTURE CONTRACT

                                    BETWEEN

                           FUJIAN FUFA COMPANY LIMITED

                                       AND

                                 MAGNETEK, INC.

                            FOR THE ESTABLISHMENT OF

                           MAGNETEK FUZHOU GENERATOR

                                 COMPANY LIMITED


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CONTENTS

CHAPTER I      GENERAL PROVISIONS                                             1
CHAPTER II     PARTIES TO THE CONTRACT                                        1
CHAPTER III    ESTABLISHMENT OF THE EQUITY JOINT VENTURE COMPANY              2
CHAPTER IV     PURPOSE, SCOPE AND SCALE OF PRODUCTION AND BUSINESS            4
CHAPTER V      TOTAL AMOUNT OF INVESTMENT AND REGISTERED CAPITAL              5
CHAPTER VI     RESPONSIBILITIES OF EACH PARTY TO THE COMPANY                  9
CHAPTER VII    PROVISIONS OF TECHNOLOGY                                       12
CHAPTER VIII   SELLING OF PRODUCTS                                            16
CHAPTER IX     THE BOARD OF DIRECTORS                                         17
CHAPTER X      BUSINESS MANAGEMENT STAFF                                      18
CHAPTER XI     PURCHASE OF EQUIPMENT                                          20
CHAPTER XII    LABOR MANAGEMENT                                               20
CHAPTER XIII   ACCOUNTING, AUDITING AND TAXATION                              21
CHAPTER XIV    DURATION AND TERMINATION OF THE CONTRACT                       22
CHAPTER XV     INSURANCE                                                      26
CHAPTER XVI    THE AMENDMENT OF THE CONTRACT                                  27
CHAPTER XVII   LIABILITIES FOR BREACH OF CONTRACT                             27
CHAPTER XVIII  FORCE MAJEURE                                                  28
CHAPTER XIX    APPLICABLE LAW                                                 28
CHAPTER XX     SETTLEMENT OF DISPUTES                                         28
CHAPTER XXI    LANGUAGE                                                       30
CHAPTER XXII   EFFECTIVENESS OF THE CONTRACT AND MISCELLANY                   30


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                                 SINO-AMERICAN
                          EQUITY JOINT VENTURE CONTRACT
                                    BETWEEN
                           FUJIAN FUFA COMPANY LIMITED
                                       AND
                                MAGNETEK, INC.
                            FOR THE ESTABLISHMENT OF
                    MAGNETEK FUZHOU GENERATOR COMPANY LIMITED

This Contract (hereinafter referred to as the "Contract") for the Establishment of MAGNETEK FUZHOU GENERATOR COMPANY LIMITED (hereinafter referred to as the "Company") is entered into by and between FUJIAN FUFA COMPANY LIMITED (hereinafter referred to as "Party A"), and MAGNETEK, INC. (hereinafter referred to as "Party B", and together with Party A, the "Parties" or "Party" if the context so requires) and shall be effective as of the date that the Contract, including its Schedules attached hereto, receives approval by the Fuzhou Foreign Trade and Economic Cooperation Bureau of the People's Republic of China ("PRC") or its relevant examination and approval authority having due authority to approve this Contract (the "Approving Authorities"). Such date is hereinafter referred to as the "Effective Date". References to the PRC in this Contract shall not be applicable to Hong Kong, Macau or Taiwan.

                          CHAPTER I  GENERAL PROVISIONS

     In accordance with "The Company Law of the People's Republic of China" and "The Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment", as well as other relevant promulgated and publicly available Chinese laws and regulations, Party A and Party B, adhering to the principle of equality and mutual benefit and through friendly consultations, agree to jointly invest in, and to set up the Company, as an equity joint venture limited liability enterprise in Fuzhou, Fujian, PRC, in accordance with the following terms and conditions:

                       CHAPTER II  PARTIES TO THE CONTRACT

Article 1

The Parties to this Contract are as follows:


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1.1  Party A:  FUJIAN FUFA COMPANY LIMITED, a duly established and registered
     Company under the laws of the PRC, whose legal address is at 223 Gong Ye Road, Fuzhou, Fujian, PRC 350004. The designated legal representative for Party A is :

              Name:         Chen Guo Xiang
              Position:     Chairman of the Board and General Manager
              Nationality:  Chinese Citizen

1.2 Party B: MAGNETEK, INC., a duly established and registered corporation under the laws of the State of Delaware in the United States of America, whose legal address is at 26 Century Blvd., P.O. Box 290159, Nashville, Tennessee 37229-0159. The designated authorized representative for Party B is:

              Name:         Gary R.Wolfe
              Position:     Vice-president of the Generator Business
              Nationality:  USA Citizen

1.3 The Parties reserve the right to change their respective legal or authorized representatives from time-to-time upon prior written notice to the other Party.

         CHAPTER III  ESTABLISHMENT OF THE EQUITY JOINT VENTURE COMPANY

ARTICLE 2

2.1 In accordance with "The Company Law of the People's Republic of China" and "The Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment" as well as other relevant promulgated and publicly available Chinese laws and regulations, both Parties to this Contract agree to establish MagneTek Fuzhou Generator Company Limited, a Sino-American equity joint venture limited liability enterprise.

2.2 Contemporaneously with the execution of this Contract, the Parties have approved and adopted the "Articles of Association" for the Company, which shall come into effect together with the Contract upon the grant of approvals by the Approving Authorities.

ARTICLE 3

3.1 The name of the Company in English is MagneTek Fuzhou Generator Company Limited.

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3.2  The name of the Company in Chinese is "______________________________".

3.3 The name of the Company shall be used to identify the Company in connection with any and all of its activities. The legal address of the Company is at 223 Gong Ye Road, Fuzhou, Fujian, PRC 350004.

ARTICLE 4

4.1 The activities of the Company shall be governed, where applicable, by this Contract and the relevant promulgated and publicly available laws, decrees, rules and regulations of the PRC.

ARTICLE 5

5.1  The organization form of the Company is a limited liability company.

5.2 The Company shall be responsible for all its liabilities up to the amount of its assets. Each Party's individual liability to the Company is limited to and shall not exceed its respective capital contribution to the Company's registered capital, such capital contribution hereinafter sometimes being referred to as a Party's "Equity Interest" in the Company.

5.3 Neither Party A nor Party B shall be individually liable for any other debt or obligation of any nature whatsoever of the Company, or of the other Party, unless otherwise stated in writing and signed by a designated legal representative (in the case of Party A) or a designated authorized representative (in the case of Party B) of the Party to be charged with such liability.

5.4 The Company shall not, and does not have the authority to bind or obligate either Party A or Party B in their individual capacities, unless otherwise provided in the Contract.

5.5 The profits of the Company shall be shared by the Parties in proportion to their respective contributions to the registered capital of the Company.

5.6 The risks and losses of the Company shall be shared by the Parties in proportion, but not to exceed their respective subscribed contribution to the Company's registered capital.

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        CHAPTER IV PURPOSE, SCOPE AND SCALE OF PRODUCTION AND BUSINESS

ARTICLE 6

6.1 The purpose of the Parties in entering into this Contract and forming the Company is to enhance economic cooperation and technical exchange, to elevate the product posture in the market, elevate the process and management technology of the Company, improve the product quality, develop new products, and gain and maintain a competitive position in its world marketplace and enhance overall business capabilities, quality, service and price, by adopting internationally advanced and appropriate technology and scientific management methods, so as to generate satisfactory economic returns to the Company and achieve satisfactory economic profits for the Parties.

ARTICLE 7

7.1 The production and business scope of the Company shall include the production of the generator products set forth in Schedule A of the Contract, as may be amended from time-to-time by the Board of Directors, and to include all related accessories and attachments for such generator products (hereinafter referred to as the "Products").

7.2 The production and business scope of the Company will also include aftermarket maintenance service and replacement parts sales for the Products. Party A, including its direct and indirect subsidiaries and affiliates, shall discontinue generator aftermarket maintenance service and replacement parts sales within the PRC on a time schedule to be agreed upon by the Company's Board of Directors, and upon authorization by the Company, Party A may conduct replacement parts sales for the Party A Products set forth in Section 2.1 of Schedule A sold outside the PRC, exclusive of the Nippon Sharyo Generators, defined in Schedules A and D.

ARTICLE 8

8.1 The present estimated scale of production is approximately 7,000 units by the end of calendar year 1998. Actual production levels are to be determined by the Board of Directors based upon market demand and conditions.

8.2 Within five (5) years from the Effective Date of this Contract, the Parties shall review the production capacity and determine whether the capacity of Products should be expanded or adjusted to match market demand or other circumstances.

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          CHAPTER V  TOTAL AMOUNT OF INVESTMENT AND REGISTERED CAPITAL

ARTICLE 9

9.1 The total amount of investment of the Company will be 13,700,000.00 U.S. Dollars ("USD").

ARTICLE 10

10.1 The registered capital of the Company will be 10,548,332.00 USD.

ARTICLE 11

11.1 Each Party's cash and non-cash contribution to the registered capital of the Company, shall be:

     (a) Party A shall inject cash and non-cash contributions of 4,746,749.00 USD to the Company which shall constitute 45% of the registered capital of the Company;

     (b) Party B shall inject cash and non-cash contributions of 5,801,583.00 USD to the Company which shall constitute 55% of the registered capital of the Company.

11.2 The Parties shall make their respective contributions to the registered capital of the Company in the following manner:

       PARTY A'S CAPITAL CONTRIBUTION
       AND METHOD OF MAKING CONTRIBUTION

       Party A's contribution of non-cash assets shall be in accordance with the terms of the form of Capital Contribution Schedule set forth in Schedule B, (hereinafter the "Contribution Schedule" or "Schedule B") and the form of Deed of Generator Business Transfer and Technology License, a form of which is attached hereto as Schedule D (the "Deed of Generator Business Transfer and Technology License")

       (i) Existing generator business ("Party A's Generator Business"), as described in Schedule D
       (ii)  Rights to use the existing technology of Party A's Generator
             Business
       (iii) Rights to use the "Fufa" trademark on the Products

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       equivalent in value to                             424,000 USD

       (iv)  Cash                                       4,322,749 USD

       PARTY B'S CAPITAL CONTRIBUTION
       AND METHOD OF MAKING CONTRIBUTION

       (i)   Rights to use generator and automatic voltage regulator technology
       (ii)  Rights to use the "MagneTek" trademark on the Products

       equivalent in value to                           1,613,000 USD

       (iii) Cash                                       4,188,583 USD

       TOTAL REGISTERED CAPITAL                        10,548,332 USD

       The terms and conditions in accordance with which Parties A and B shall make their respective contributions to the Company's registered capital are set forth in Schedule B.

11.3 Immediately after the Business License Date (as hereinafter defined), Party A shall enter into the Generator Business Transfer and Technology License and Party B shall enter into the Deed of Technology License in order to effect their respective contributions to the registered capital of the Company as provided in Articles 11.1 and 11.2 herein. For purpose of this Contract, the Business License Date shall be the date of the initial business license for the establishment of the Company, as issued by the relevant government authority.

11.4 Party A may use Renminbi of the PRC (RMB) as its cash contribution. The exchange rate of RMB for USD will be the mid-rate of exchange for buying and selling USD quoted by the People's Bank of China for the day when the contribution of cash is received by the Company.

ARTICLE 12

12.1 Total contribution by the Parties to the registered capital of the Company shall be made in predetermined installments on a timely basis in accordance with Schedule B.

12.2 As soon as each Party has contributed an installment of its subscribed capital, a PRC registered accountancy firm appointed by the Company shall verify the actual contribution and issue an interim investment verification report for such

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       installment. A formal investment verification report shall be issued by such registered accountancy firm when all the registered capital has been fully paid-up. According to this investment verification report, the Company shall issue to such relevant Party a certificate of capital contribution which shall include the following items:

       (i)   name of the Company;

       (ii)  date of establishment of the Company;

       (iii) name of the Party and total amount of registered capital subscribed by that Party;

       (iv) amount of capital contribution made by the Party to-date, and the date of making the same;

       (v)   date of issuance of the certificate of capital contribution.

12.3 Within 90 days of signing the Contract by the respective, duly authorized representatives of the Parties, Party A shall enter into the form of Lease Contract. Pursuant to the terms of the Lease Contract, Party A shall lease to the Company the Site and facilities (the "Site") to be used by the Company for its manufacturing business, all as indicated in the red line drawings and improvement descriptions contained in the Lease Contract. At the time of the execution of the Lease Contract, Party A shall hold a land use certificate evidencing Party A's land use grant right in the Site being leased to the Company. Party A shall have paid all premiums required under the land use grant between Party A and the Fuzhou Land Administration Bureau covering the Site thereby enabling Party A to legally lease the Site with improvements thereon to the Company. Party A represents and warrants to Party B that the Site is environmentally acceptable, contamination free and is in full compliance with the relevant government authority for land administration, environmental protection, water and soil conservation, construction standards, fire prevention and worker safety. Party A hereby indemnifies and holds harmless Party B and the Company for any and all claims, demands, liabilities, damages, costs and expenses that arise out of, or in connection with, any use of or activities on the Site, or failure of the Site to meet compliance standards indicated in the preceding sentence prior to the date of the Lease Contract.

12.4 Each Party shall cooperate and deal fairly and in good faith with the other in the performance of this Contract and in the operation of the Company.

12.5 In the event that the Company's Board of Directors approves an increase of the registered capital of the Company, then each Party shall pay into the Company, on such terms and at such times as shall have been approved by the Company's Board of Directors, its respective portion of the registered capital so increased, as

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       determined by its Equity Interest immediately prior to the making of the decision by the Board of Directors for the increase of the registered capital.

12.6 If a Party fails to pay its portion of the Company's registered capital when due (the "Non-performing Party"), whether the initial registered capital approved in Chapter V of this Contract or increased registered capital approved by the Board of Directors, and if the other Party (the "Performing Party") makes its full capital contribution within the time limit, then, subject to the provisions of Article 38, the Performing Party shall have the right to subscribe to the portion of the Non-performing Party, and consequently the Performing Party's Equity Interest shall be increased and the Non-performing Party's Equity Interest shall be decreased to reflect their actual payment into the Company's registered capital.

ARTICLE 13

13.1 In case a Party wishes to assign all or part of its Equity Interest to a third party, consent to such assignment must be obtained from the other Party and approval thereof obtained from the Board of Directors. In addition, approval must also be granted by the original Approving Authorities. The assignee is required to assume all the assignor's rights and obligations under this Contract in respect to the assigned portion of the investment.

13.2 When one Party wishes to assign all or part of its Equity Interest to a third party, the other Party shall have a right of first refusal to purchase that portion of that Party's Equity Interest in the Company's registered capital which that Party wishes to assign in accordance with the following provision:

       (a) A Party who wishes to assign all or part of its Equity Interest in the Company (the "Transferring Party") shall notify the other Party of its desire to do so, and the other Party shall have the preferential right within 60 days following the receipt of such notice to agree to purchase all of the offered Equity Interest upon the terms offered by the Transferring Party.

       (b) If at the end of such 60 day period, the other Party has not agreed to purchase all the Equity Interest offered by the Transferring Party upon terms which the Transferring Party is willing to accept, the Transferring Party shall be free to assign all or part of its Equity Interest to any third party, provided that the conditions of such sale cannot be more favorable to the third party, and provided further that the approvals referred to in Article 13.1 herein are granted.

13.3 Notwithstanding anything contained in Articles 13.1 and 13.2 herein to the contrary, if one Party wishes to assign or transfer all or a part of its Equity Interest (the "Assigning Party") to an affiliate of the Assigning Party or, in the event of a

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       sale, merger, or assignment of the generator business of the Assigning
       Party, to a third party which is at least as financially viable as the Assigning Party (such affiliate or third party referred to as the "Permitted Assignee"), provided that the Assigning Party has entered into all necessary instruments and agreements with the Permitted Assignee for the transfer of the title or right to use and sublicense the respective technology previously licensed to the Company by the Assigning Party as part of its contribution to the Company and further provided that in the case where Party A is the Assigning Party, such Permitted Assignee is not a company or entity that is a competitor of Party B, the other Party does hereby give consent to such proposed assignment or transfer and shall cause the Directors appointed by it to approve such assignment or transfer. Approval must also be granted by the original Approving Authorities. Such transfer or assignment will become effective upon the grant of approval by the original Approving Authorities. The Permitted Assignee is required to assume the Assigning Party's rights and obligations under this Contract arising from ownership of the portion of the Equity Interests being transferred. In the case where Party B is the Assigning Party, Party B shall not use the technology it has licensed to the Company to produce separately the Products in the PRC for the term of this Contract. For purposes of this Article 13.3, and as used elsewhere in this Contract, "affiliate" shall mean: (i) any company or entity that directly or indirectly holds a controlling interest of the issued and outstanding voting shares or equity interests in the Assigning Party (a "Parent Company"); (ii) any company or entity in which the Assigning Party directly or indirectly holds a controlling interest of the issued and outstanding voting shares or equity interests; or (iii) any company or entity in which a Parent Company directly or indirectly holds a controlling interest of the issued and outstanding voting shares.

            CHAPTER VI  RESPONSIBILITIES OF EACH PARTY TO THE COMPANY

ARTICLE 14

Party A and Party B shall be respectively responsible for the following matters in addition to other obligations under this Contract:

14.1   Responsibilities of Party A:

(A) Handling of applications and obtaining approval, registration and business license for the establishment of the Company, assisting the Company in being designated "technologically advanced enterprise" and/or "export-oriented enterprise", and obtaining all the tax incentives available in connection with such designation and assisting in other matters concerning the establishment and operation of the Company from relevant departments in charge in the PRC;

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(B)    Assisting the Company with the organization, design and construction of the premises and other facilities of the Company;

(C) Making cash and non-cash contributions, in accordance with the stipulations in Article 11 of this Contract, Schedule B and Schedule D;

(D) Assisting the Company to make necessary installation, start up, calibration and final acceptance of normal operation of machinery and equipment provided to the Company by either Party A or B or acquired by the Company;

(E) Assisting the Company and Party B in the importation of equipment, machinery and raw materials; in handling customs procedures and obtaining all necessary import licenses or permits relating to the aforesaid imports and arranging the domestic transportation of the aforesaid imports after they are shipped to a designated port of the PRC;

(F) Assisting the Company in purchasing or leasing equipment, components, raw materials, articles for office use, means of transportation and communication, etc.;

(G) Assisting the Company in ensuring adequate supplies of all necessary utilities including water, electricity, transportation, and telecommunications;

(H) For properties leased to the Company, assisting the Company to obtain all adequate fire protection and other insurance to protect the interests of the Company;

(I) Assisting the Company in recruiting and employing qualified Chinese management personnel, technical personnel, workers and other personnel needed;

(J) Assisting foreign workers and staff in applying for entry visas and work licenses, and in processing their traveling matters; and providing personnel records for all former employees of Party A who become employees of the Company ;

(K) Recommending the needed technical personnel to support and use product process and management technologies contributed to the Company by Party B;

(L) Recommending the necessary English speaking technical and management personnel, to enable timely and efficient training to be contributed by Party B to the Company;

(M) Assisting the Company in obtaining adequate housing for its expatriate employees and otherwise obtaining other welfare and recreational facilities for its employees;

(N) Assisting the Company in applying to authorized banks approved by the PRC State Administration of Exchange Control for the opening of foreign currency

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       and Renminbi accounts and assisting the Company in obtaining local financing in Renminbi when necessary;

(O) Assisting the Company with applying to the relevant exchange control agencies for the necessary foreign exchange registration in order to obtain foreign currency and to use foreign currency in the conduct of the Company's business;

(P) Assisting the Company with obtaining, and providing to the Company copies of, all PRC, provincial or local laws and regulations or similar information enacted or occurring which affect the operation of the Company with the English translations to the extent available;

(Q) Executing the Deed of Generator Business Transfer and Technology License immediately after the Business License Date, executing the Lease Contract within ninety (90) days of the Effective Date; executing a Trademark License with the Company covering the Party A trademark (the "Party A Trademark License"); and a technical assistance agreement, more particularly described in Article 15.4 hereof (the "Technical Assistance Agreement").

(R) Such other matters as may be entrusted to Party A by the Company which Party A agrees to accept.

14.2   Responsibilities of Party B:

(A) Contributing the right to use the technologies and trademarks and contributing cash in accordance with the stipulations in Article 11 of this Contract, Schedule B and Schedule C;

(B) Assisting the Company in selecting and purchasing machinery and equipment;

(C) Assisting the Company in purchasing or leasing equipment, components, raw materials, articles for office use, means of transportation and communication, etc.;

(D) Execute the Deed of Technology and execute a Trademark License with the Company covering the MagneTek trademark (the Party B Deed of Trademark License") and an engineering assistance agreement more particularly described in Articles 15.2 and 15.3 hereof (the "Engineering Assistance Agreement");

(E) Assisting the Company with sales of its products in the PRC and for export of its products in accordance with Schedule A;

(F) Providing information about sales conditions and sales channels for the Company's products in the relevant export markets;

(G)    Training the Company's management staff; and

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(H)    Such other matters as may be entrusted to Party B by the Company which
       Party B agrees to accept.

14.3 The reasonable, documented out of pocket expenses incurred by Party A or Party B in their performance of their responsibilities in this Article 14 shall be reimbursed by the Company provided, however, said expenses will be approved by the general manager prior to incurrence thereof.

                     CHAPTER VII  PROVISIONS OF TECHNOLOGY

ARTICLE 15

15.1 Party B agrees that as part of its contribution to the Company's registered capital, it will enter into the Deed of Technology License and the Party B Deed of Trademark License with the Company pursuant to which it shall license the Company rights to use the advanced technology for the manufacture and sale of the MagneTek Products (as defined in Schedule A) as well as rights to use its trademark on the MagneTek Products, to enhance the capability of the Company in achieving its purpose, scope and scale of production as defined in this Contract. Detailed terms and conditions in respect of the technology license is set forth in Schedule C. Upon the expiration or earlier termination of this Contract or transfer of Party A's or Party B's Equity Interest arising under Articles 32 or 33 of this Contract, the Deed of Technology License, Deed of Trademark License and Engineering Assistance Agreement shall terminate and all rights of the Company to use the technology and other proprietary information and processes set forth therein shall immediately terminate and such rights shall revert to Party B, except, if applicable, such limited license rights set forth in Article 35.2 herein.

15.2 Party B shall provide to the Company ongoing engineering design and technical assistance for the Products, including new product development, technology improvements, competitive benchmarking and cost reductions, advanced commercially feasible process definition and improvement, and drawing control and other engineering document maintenance pursuant to the terms of the Engineering Assistance Agreement to be entered into between Party B and the Company.

15.3 In consideration for Party B's ongoing engineering design and technical assistance as set forth in the Engineering Assistance Agreement, the Company shall pay Party B a monthly fee in USD of 2.3% of net invoice sales (defined as gross sales less sales returns, discounts and allowances), hereinafter referred to as "Net Sales", of the Company, of those Party B Products defined and specifically designated in Section 2.1(b) of Schedule A. The monthly fees shall be payable for the period starting with the date on which the Company begins the initial production to satisfy

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       customer orders (the "Production Date") of the Party B Products through the fifth year following said Production Date; thereafter, the fee shall be reduced to 1.5% of such Net Sales of Party B Products for the remaining term of this Contract, all as particularly set forth in the Engineering Assistance Agreement. The dollar value of this monthly fee shall be computed on the average of the mid-rate of exchange for buying and selling USD as quoted by the People's Bank of China for the 20 days preceding the last business day of each month. The fee shall be paid to Party B within 30 days of the end of each month in USD and shall be remitted by wire transfer to the account designated in writing by Party B in its bank outside the PRC. The Company's obligation to pay this monthly fee shall remain in effect for the term of the Engineering Assistance Agreement or its earlier termination.

15.4 Party A shall provide ongoing engineering assistance and design capability to the Company for the Party A Products specifically defined in Schedule A above 500KW. All technology in connection with such engineering assistance and design shall be licensed by Party A exclusively to the Company. In consideration for Party A's ongoing engineering design and technical assistance, the Company shall pay Party A a monthly fee in RMB of 2.3% of net sales from the Party A Products above 500KW. The monthly fees shall be payable for the period starting with the Production Date of the Products as defined in Schedule A through the fifth year following said Production Date; thereafter, the fee shall be reduced to 1.5% of such net sales of Party A Products for the remaining term of this Contract, all as particularly set forth in the Technical Assistance Agreement to be entered into between Party A and the Company. The fee shall be paid to Party A within 30 days of the end of each month in RMB and shall be remitted by wire transfer to the account designated in writing by Party A in its bank. The Company's obligation to pay this monthly fee shall remain in effect for the term of the Technical Assistance Agreement or its earlier termination.

ARTICLE 16

16.1 Party B commits that the product designs provided by Party B to the Company in accordance with this Contract and Schedules A, B and C shall be complete, precise, correct, effective, applicable and reliable and will enable the Company to produce the Products as described in Schedule A without further enhancement, if properly employed for the uses stipulated in this Contract and Schedule C.

16.2 Party B commits that the technologies to be licensed by Party B to the Company pursuant to this Contract and Schedules A, B and C have been selected on the premise that such technologies are complete, precise, correct, effective, applicable and reliable, are truly advanced and are the same or similar to those currently employed by Party B on its own behalf. These technologies will enhance the Company's operation and help the Company achieve globally competitive

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       standards of product quality and production capability, if properly employed, for the uses stipulated in this Contract.

16.3 Party B is making application in the PRC to register its trademark to be licensed to the Company in the PRC; upon taking all steps legally required to enable Party B to license the right to use such trademarks to the Company, Party B shall enter into the Party B Deed of Trademark License with the Company.

ARTICLE 17

17.1 The Deed of Technology License and the Party A Generator Business Transfer and Technology License shall have a term of ten years as set forth in such agreements. The Party A Deed of Trademark License and Party B Deed of Trademark License, and the Engineering Assistance Agreement shall have a term of same duration as the term of this Contract, including extensions to the term of such approved deeds approved in writing by Party A, Party B and the Company, as the case may be, and shall terminate concurrently with the expiration or earlier termination of this Contract or a transfer of either Party A's or Party B's Equity Interest pursuant to Article 32 or 33 hereof.

ARTICLE 18

18.1 Information relating to this Contract, its Schedules and the Articles of Association, the Company's business and management, technology and manufacturing processes and licensed intangible assets, customer lists, sales, prices, financial affairs, and product development strategies shall be kept confidential by Party A and Party B and the Company and their employees and shall not be disclosed to any third party (except as required by applicable law or regulation governing the Company and the Parties), unless such information has previously been disclosed generally to the public or the Board has authorized the disclosure of such information. All information provided by Party A or Party B, or their respective affiliates, under this Contract, its Schedules, the Articles of Association of the Company and other related agreements shall be kept confidential and shall not be disclosed by the Company, Party A, Party B or any of their employees to any third party without the prior written consent of the other Party and the Company, unless such information has previously been disclosed generally to the public. If Party A or Party B is in breach of this confidentiality provision it shall pay to the non-breaching Party its actual damages and commercial losses arising directly or indirectly from such breach and shall give rise to termination of this Contract and dissolution to the Company, if so elected, by the non-breaching Party pursuant to Article 33. The obligations set forth in this Article 18.1 shall survive the termination of this Contract for a period of three years.

18.2 With respect to proprietary information and material to be furnished by Party B under this Contract, which includes, but is not limited to, the technology licensed pursuant to the Deed of Technology License to be used for the production of the Products, Party A hereby covenants and agrees that during the term of this Contract, and for a period of three years following earlier termination thereof commencing from the date the Contract is terminated, it will not directly or indirectly on its own account or through any of its affiliates or otherwise, utilize such technology or other proprietary information to produce generator products or automatic voltage regulator products, except where Party A has acquired the Equity Interest of Party B pursuant to Articles 31, 32 and 33 and subject to the limitations set forth in Article 35.2.

18.3 Party B hereby covenants and agrees that during the term of this Contract and for a period of three years following earlier termination thereof commencing from the date the Contract is terminated, neither it, nor any of its direct or indirect affiliates, except for the Company, shall utilize product designs contributed by Party A to the Company, or use such product design information to produce the Party A Products or other equivalent products.

18.4 During the term of this Contract or the duration of the Company, whichever is shorter, the technology to be licensed by Party B to the Company pursuant to Schedule C shall not be licensed by Party B to any third party with the intent to use or sublicense the technology for the manufacture and sale of such technology within the PRC. The Parties shall manufacture and conduct direct marketing and sales of the Products in the PRC exclusively through the Company. Party B retains its right to use the technology it licenses to the Company to manufacture, distribute and sell the Products outside the PRC; provided however, Party B shall sell such Products manufactured outside the PRC into the PRC exclusively through the Company, except in the following situations in which Party B shall have the right to sell such Products directly:
       (i) the Company cannot meet the specific production demands as required by the market, and through a sales agreement between the Company and Party B to be approved by a special majority of the Board, which special majority of the Board shall be as defined in Article 4.14 of the Articles of Association, or (ii) to Caterpillar to meet its requirements during the initial period of the Company. Although the Company will strive to achieve planned production capacity within 24 months after the Business License is issued to the Company, the initial period referred to herein shall be approximately 36 months after the business license is issued to the Company but before the Company has started full production and thus cannot satisfy Caterpillar's requirements for the Products. This provision is not intended to prohibit or limit Party B's right to participate in other ventures or business arrangements in the PRC which do not engage in the production or sales of generator products or provision of services in connection with generator products which are not the Company's Products defined in Schedule A.

18.5 Upon contribution of Party A's Generator Business to the Company in accordance with Article 11.2 herein and Schedule D, Party A and its affiliates shall not manufacture any generator products during the term of this Contract and shall not develop or manufacture any new generator products utilizing technologies listed in this Contract and the Schedules attached hereto during the term of this Contract. In the case of earlier termination of this Contract, such obligations shall survive for another three years commencing from the date the Contract is terminated.

                        CHAPTER VIII  SELLING OF PRODUCTS

ARTICLE 19

19.1 The Company will use reasonable, commercial efforts to achieve and maintain foreign exchange balance.

19.2 The Company may sell the Products, materials and components to Party A or B for their own use.

ARTICLE 20

20.1 The Products sold by the Company, shall be sold into the Chinese domestic and export market under the sales terms and conditions, and through direct or independent channels, as determined by the Company in accordance with Schedule A.

20.2 For Party A Products defined as Fufa Generators in Schedule A, when those products exceed 500KW, the said products shall be sold through Party A in accordance with an agreement to be established between Party A and the Company.

ARTICLE 21

21.1 Party A shall not purchase products competitive with the Products unless the Company is unable to meet Party A's reasonable requirements for price, quality, service and commercial terms.

ARTICLE 22

22.1 The Company may set up sales branches which may, among other things, provide maintenance or parts service for the Products in accordance with the terms set forth in Schedule A.

ARTICLE 23

23.1 The use of Party B's trademark by the Company shall be in accordance with the provisions of the Party B Deed of Trademark License, provided, however, the Company may use other labeling or trademarks not in violation of the provisions of this Contract or the Party B Deed of Trademark License.

                       CHAPTER IX  THE BOARD OF DIRECTORS

ARTICLE 24

24.1 The Company shall establish a board of directors (hereinafter referred to as the "Board", its members being the "Directors"), which shall be the highest governing authority of the Company. The Board shall be established on the Business License Date and such Board shall commence its activities as from the date of its establishment.

24.2 The Board shall decide all issues concerning the Company that are not delegated by it to the management staff of the Company, as provided for hereinafter. The unanimous approval of the Directors attending in person or by proxy a Board meeting at which a quorum is present shall be required with respect to any "Major Issues", as defined in Article 4.13 of the Articles of Association of the Company. All other matters required to be approved by the Board, including those matters set forth in Articles 4.14 and 4.15 of the Articles of Association, shall require approval by a majority of the Directors attending in person or by proxy a Board meeting at which a quorum is present.

24.3 The Board shall be composed of a total of five Directors, of which two shall be appointed by Party A and three by Party B, such appointments to be made by written notice to the other party and to any Directors then in office.

       Each Party may, at any time, remove any Director appointed by such Party by giving to the Company not less than 15 days prior written notice.

       If a seat on the Board is vacated by the retirement, removal, resignation, illness, disability or death of a Director, the Party which originally appointed such Director shall appoint a successor to serve out the remainder of such Director's term.

24.4 The Board shall have one Chairman (the "Chairman") to be appointed by Party B and one Vice Chairman (the "Vice Chairman") to be appointed by Party A.

       The Chairman is the legal representative of the Company, but his actions will only bind the Company if they are taken in accordance with the authorization given to him by the Board. Whenever the Chairman is unable to perform his duties for any reason, he shall authorize in advance the Vice Chairman to act as the legal representative of the Company.

24.5 The term of office for the Directors, Chairman and Vice Chairman, shall be four years or until such Director's earlier death, resignation or removal, and any person serving in any such office may serve one or more terms, consecutively or otherwise, if appointed or reappointed to such office or offices by the relevant Party.

24.6 Matters requiring unanimous approvals of Directors and approvals of the majority of the Directors are set forth in the Articles of Association.

24.7 Other matters regarding the Board shall be as set forth in the Articles of Association.

                      CHAPTER X  BUSINESS MANAGEMENT STAFF

ARTICLE 25

25.1 The Company shall establish a management staff which shall be responsible for the Company's daily management, to include responsibility for such matters as manufacturing and production planning, engineering and technology, product development, marketing, finance, human resources, total quality management, materials purchasing and planning, supplier management, and other administrative tasks.

25.2 The management staff shall have a general manager nominated by Party B and deputy general manager nominated by Party A which shall be approved by the Board. The general manager and deputy general manager may participate as Directors of the Board during the term of their employment as general manager or deputy general manager if so appointed by the appointing Party. The general manager may also be appointed as the Chairman, if Party B so desires.

25.3 The general manager shall report to and be under the leadership of the Board. The responsibility of the general manager is to carry out all decisions of the Board , and organize and conduct the daily management of the Company, which shall include, but not be limited to, the following:

       (a) Manage and direct the activities of management staff and all employees.

       (b) Determine business strategies and plans relative to markets, sales and service channels, product pricing, costs and margins, new product development, capital expenditures, competitive market posture, annual sales plan and proposing an annual budget to the Board. The general manager shall use his best efforts to consider the interests of the Company when establishing price agreements for Company product sales to Caterpillar, Inc. and all other markets.

       (c) Responsibility for the Company's annual profitability and cash flows.
       (d) Implementation of appropriate hiring, firing and manpower staffing decisions.
       (e)   Establishing hourly and salaried pay rates and any rate changes.
       (f) Formulating and implementing the rules and regulations described in the these Articles of Association.
       (g) Recommending to the Board allocations and proportions of reserve, expansion, bonus and welfare fund payments.

       In handling the issues mentioned above, the general manager shall consult with the deputy general manager. The general manager shall authorize the deputy general manager, in writing, to act on his behalf in his absence pursuant to the terms of such authorization.

       The deputy general manager and the Company management staff shall be supervised by and be responsible to the general manager.

25.4 The term of office and employment agreements for the general manager, deputy general manager, manager of finance and other expatriate employees, shall be approved by a majority of the Board.

       Party B's international service employee policies shall be taken into consideration by the Board for determination of the general manager's compensation and terms of employment.

25.5 The general manager or deputy general manager shall not hold posts concurrently in other economic organizations without prior approval from a majority of the Board.

       The general manager and deputy general manager shall not, in exercising their powers, vary the resolutions of the Board or exceed the scope of their authorities. The Directors, general manager and deputy general manager owe a duty in exercising their powers, to exercise honesty, loyalty and diligence pursuant to the PRC laws and regulations and the Company's Contract and Articles of Association

ARTICLE 26

26.1 The Company shall have a manager of finance, who shall be part of the management staff. The manager of finance shall be nominated by Party A and shall be appointed by the general manager.

       The manager of finance shall be responsible for the financial, treasury, audit, and accounting affairs of the Company, and shall organize the Company's business accounting department, provide for the adoption and implementation of accounting practices acceptable to the Board, and implement the necessary financial systems and internal controls.

26.2 The Company shall establish an engineering function for the purpose of implementing ongoing benchmarking of competitive products in the PRC and assisting other departments with the development of new products and product improvements suitable for the Chinese market as determined by the Board from time to time.

                        CHAPTER XI  PURCHASE OF EQUIPMENT

ARTICLE 27

27.1 In its purchase of required raw materials, fuel, parts, means of transportation, and articles for office use, etc., the Company shall purchase from the suppliers who are able to provide the greatest commercial value to the Company in terms of quality, cost, service, transportation, logistics expense, expediency, responsiveness, flexibility, etc.

ARTICLE 28

28.1 Final purchase decisions will be made by the Company. In case the Company entrusts Party A or Party B to assist with the purchase of equipment, the entrusted party shall ensure that such purchase is carried out on such terms and conditions and at such costs, expenses and prices as are acceptable to the Company. If the other Party believes it is necessary to participate in such assistance, such Party may do so at its own expense. If Party A or Party B is requested by the Company to participate in the purchasing assistance, related expenses of such party shall be reimbursed by the Company.

                          CHAPTER XII  LABOR MANAGEMENT

ARTICLE 29

29.1 A form of uniform labor contract covering recruitment, employment, dismissal, resignation, wages, benefits, incentives, unemployment, welfare, penalties, and other matters concerning the staff and workers of the Company (hereinafter referred to as the "Labor Contract"), shall be developed by the general manager in accordance with the relevant promulgated and publicly available laws and regulations of the PRC, and then approved by the Board for the Company, in accordance with and pursuant to the Articles of Association.

29.2 The Company shall give first consideration to employees of Party A and Party B in employing its staff.

                 CHAPTER XIII  ACCOUNTING, AUDITING AND TAXATION

ARTICLE 30  ACCOUNTING AND AUDITING

30.1 The Company's accounting and auditing systems shall be provided for in the Articles of Association.

30.2   Taxation

       30.2.1 The Company shall pay out of its taxable income the applicable PRC state and local income taxes according to the "PRC Income Tax Law on Enterprises with Foreign Investment and Foreign Enterprises" promulgated on April 9, 1991 and its Implementing Regulations (collectively, the "FIE Tax Law"), and other applicable taxes according to the relevant promulgated and publicly available laws and regulations of the PRC.

       30.2.2 The Company shall apply to relevant tax authorities for its entitlement to the most favorable tax treatment permitted by PRC law which, as of the date of this Contract, permits production-oriented foreign investment enterprises with terms of operation of ten (10) years or more (i) an exemption from income tax in the first and second years commencing with the first profit-making year, and (ii) a 50% reduction from the third year to the fifth year. With the assistance of Party A, the Company shall make all efforts necessary or advisable to obtain all possible PRC or local tax exemptions, preferences, or reductions to which it may now be, or hereinafter become, entitled. All PRC taxes, duties, late charges, penalties and related tax liabilities of the Company shall be calculated and paid in RMB. Party A shall assist the Company in applying for designation of the Company, if applicable, as a "technologically advanced enterprise" or an "export-oriented enterprise" and shall assist the Company in applying for all appropriate tax preferences permitted on the date of this Contract.

30.3 The employees of the Company shall pay personal income tax in accordance with "The Individual Income Tax Law of the PRC" as amended on October 31, 1993.

30.4 The Company shall obtain, within the permission of the relevant PRC laws and regulations existing on the date of this Contract, all PRC import licenses and approvals for duty-free clearance from the PRC Customs for the import of equipment, machinery and raw materials purchased by the Company.

              CHAPTER XIV  DURATION AND TERMINATION OF THE CONTRACT

ARTICLE 31

31.1 This Contract and the Company shall continue for a term of 50 years commencing on the Business License Date, unless earlier terminated in accordance with the provisions of this Chapter.

31.2 Notwithstanding Article 31.1, either Party to this Contract may propose an extension to the term of the Company not later than twelve (12) months before expiry of the Company term. If such proposal is accepted by the other Party and approved by the Board of Directors, then an application for approval to extend the term of the Company shall be submitted to the Approving Authorities not later than 180 days prior to the expiry date of the Company term. Upon such approval being granted the Company shall proceed with registration formalities to extend the Company term.

ARTICLE 32

32.1 This Contract and the Company may be terminated before the expiration of the 50 year term, in the event both Party A and Party B agree that an earlier termination of this Contract and the Company is in the best interest of both Parties, and only upon the unanimous approval of the Board. Notwithstanding any other provisions in this Contract, upon any expiration or earlier termination of this Contract or transfer of Party A's or Party B's Equity Interest to each other within five years of the Business License Date arising under Article 32 or Article 33 hereof, the Deed of Technology License (Schedule C), Deed of Trademark License and the Engineering Assistance Agreement entered into between the Company and the Parties or their affiliates and any other agreements regarding the license of technology or intellectual property from the Parties or their affiliates to the Company shall immediately terminate and all rights licensed pursuant to such deeds, contracts and agreements shall revert to the Parties or their affiliates.

32.2 After consultation between the Parties, either Party to this Contract may instruct the Directors appointed by it to request the Chairman of the Board to convene a board meeting for the purpose of deciding on whether or not to terminate this Contract prior to the expiry of the joint venture term if, subject to the relevant provisions of the PRC laws and regulations, any of the following events occurs:

       (a) The other Party becomes insolvent or bankrupt, or is the subject of proceedings for liquidation or dissolution, or ceases to carry on its business.

       (b)    The conditions or consequences of any force majeure described in
              Article 40 hereof prevail with respect to either Party, or prevail mutatis mutandis with respect to the Company, for a period in excess of 180 days, and the Parties are unable to agree to an equitable solution to resolve the problem.

       (c) Change in the relevant PRC policies, laws or regulations which materially affect the economic benefits and interests of the Company or the Parties including without limitation the duty free treatment on the import of machinery and equipment submitted in 1995 and income tax exemptions and reductions as set forth in
              Article 30.2.2 hereof, or prevent Party B from participating in the Company in the manner defined in this Contract or the Articles of Association.

       (d) The cumulative losses of the Company exceed fifty per cent (50%) of the Company's total assets.

       (e) The Company is unable to achieve its purpose and/or scope of operation as set forth in this Contract.

32.3 If due to happening of any of the events described in Article 32.2 above, one Party (the "First Party") requests a termination of this Contract and the dissolution of the Company at a meeting of the Board of Directors, and if the other Party (the "Second Party") for whatever reason does not agree to such request, then the First Party shall have the right to require the Second Party to acquire the First Party's entire Equity Interest in the Company. The price for such acquisition shall be equal to the First Party's percentage share in the Company's paid-up registered capital multiplied by the net asset value of the Company as determined in accordance with
       Article 33.4 and the Company's balance sheet as adjusted by the Company's independent auditor as at the end of the most recent accounting month immediately preceding the date when the First Party's request for termination is made.

32.4 If the Second Party agrees to the First Party's request for terminating this Contract and dissolving the Company, then both Parties shall instruct their Directors to pass the appropriate Board resolution for approving the termination of this Contract and dissolution of the Company, and to take all other necessary actions and comply with all legal formalities for effecting the dissolution of the Company.

32.5 If the Second Party does not agree to the First Party's request for terminating this Contract, and if the First Party then exercises its right to require the Second Party to acquire the First Party's entire Equity Interest in the Company pursuant to Article 32.3, the Second Party shall purchase the entire Equity Interest of the First Party at the price stipulated in Article 32.3, and ensure that all loans and debts owing by the Company to the First Party are repaid, and liabilities issued or incurred by the First Party on behalf of, or for the account of, the Company are released in full.

ARTICLE 33

33.1 In the circumstances set out below, this Contract may be terminated and the Company may be dissolved or, if elected by the non-defaulting Party, the non-defaulting Party may acquire the entire Equity Interest of the defaulting Party in the Company:

       (a) One Party commits a material breach of this Contract (the "defaulting Party"), and does not remedy such breach within 90 days (or within such longer period as may be agreed by the other Party (the "non-defaulting Party") from the date of receipt by the defaulting Party of written notice of default issued by the non-defaulting Party, and if such breach and failure to adopt remedial measures is admitted by the defaulting Party, then the non-defaulting Party shall have the option of either acquiring the defaulting Party's entire Equity Interest in the Company at the price stipulated in Article 33.2 hereof, or dissolving the Company, in addition to its right to claim damages for breach of contract from the defaulting Party. The defaulting Party shall consent to the dissolution of the Company (if the non-defaulting Party requests dissolution), or shall sell the defaulting Party's entire Equity Interest in the Company to the non-defaulting Party at the price stipulated in
              Article 33.2 (if the non-defaulting Party chooses to purchase the defaulting Party's entire Equity Interest in the Company), as the case may be.

       (b) If the Party alleged by the non-defaulting Party to be in default does not admit that it has committed a material breach of this Contract, or if a dispute arises as to whether such breach has been remedied within 90 days (or such longer period as may be agreed by the non-defaulting Party) from the date of receipt by the defaulting Party of written notice of default issued by the non-defaulting Party, then the dispute shall be settled by arbitration in accordance with Articles 42 and 43 hereof. If the arbitrators decision confirms that a serious breach under this Contract has in fact occurred, or that such breach was not satisfactorily remedied by the defaulting Party, then the non-defaulting Party shall have the option of either acquiring the defaulting Party's entire Equity Interest in the Company at the price stipulated in Article 33.2 hereof, or dissolving the Company, in addition to its right to claim damages for breach of contract from the defaulting Party. The defaulting Party shall consent to the dissolution of the Company (if the non-defaulting Party requests dissolution) or shall sell the defaulting Party's entire Equity Interest in the Company to the non-defaulting Party at the price stipulated in
              Article 33.2
              hereof (if the non-defaulting Party chooses to purchase the defaulting Party's entire Equity Interest in the Company), as the case may be.

33.2 The price at which the non-defaulting Party shall purchase (and at which the defaulting Party shall sell) the defaulting Party's entire Equity Interest in the Company pursuant to Articles 33.1(a) or 33.1(b) hereof shall be equal to the defaulting Party's percentage share in the Company's paid up registered capital multiplied by the net asset value of the Company. Such net asset value shall be determined in accordance with Article 33.4 and the Company's Balance Sheet as at the end of the calendar month immediately preceding the date of issuance of notice by the non-defaulting Party of its option of purchase.

33.3 If the non-defaulting Party chooses to purchase the defaulting Party's entire Equity Interest in the Company pursuant to Articles 33.1(a) or 33.1(b) hereof, then the non-defaulting Party shall ensure that all loans and debts owing by the Company to the defaulting Party are repaid, and further ensure that the defaulting Party be released from all existing guarantees and liabilities issued or incurred by the defaulting Party on behalf of or for the account of the Company.

33.4 The "net asset value" referred to in Articles 32 and 33 hereof shall mean the value of the Company's total assets minus the Company's total liabilities and, to the extent that this is not considered as liabilities, also the Company's bonus and welfare fund for staff and workers. For the purposes of this Article, the value of the Company's total assets shall mean whichever shall be the lower of :

       (i) the total assets of the Company as valued at cost, but minus depreciation and amortization (but without giving any value to any technology licensed to the Company by Party A or Party B, except the unamortized value of any technology for which the Company retains a limited license pursuant to Article 35.2) as determined by an independent qualified appraiser appointed by the First Party in the case of Article 32 hereof, and appointed by the non-breaching Party in the case of Article 33 hereof.

       (ii) the market value of the total assets of the Company at the relevant time as determined by an independent qualified appraiser appointed by the First Party in the case of Article 32 hereof, and appointed by the non-breaching Party in the case of Article 33 hereof.

ARTICLE 34

34.1 If the Company is to be dissolved for reasons other than due to the expiry of the Contract term, the Board of Directors shall submit to the Approving Authorities an application for dissolution of the Company.

34.2 Upon expiry of the Contract term, or if the Company is to be dissolved upon early termination of this Contract, the Company shall undergo liquidation in accordance with the pertinent laws and regulations of the PRC.

34.3 If, at the time the Company is to be dissolved, the Company's assets are sufficient to settle all its debts and the Board of Directors is able to organize the liquidation, then the Company shall undergo ordinary liquidation and a liquidation committee shall be formed consisting of at least three members of which two shall be Directors, each representing the interests of their respective Party A and Party B, and the third shall be an independent member mutually acceptable to both Party A and Party B.

34.4 If at the time the Company is to be dissolved, the Company is insolvent or the Board of Directors is unable to organize the liquidation committee, then the Company shall undergo special liquidation in accordance with the relevant laws and regulations of the PRC.

ARTICLE 35

35.1 Upon expiration of the term or upon earlier termination of this Contract and the Company, the Parties shall enjoy the rights set forth in this Chapter XIV and in Chapter X of the Articles of Association.

35.2 Upon the expiration or early termination of this Contract, Party A shall have no right to the technology contributed by Party B in accordance with this Contract, except that if Party A purchases Party B's Equity Interest in the Company, pursuant to the provisions of Articles 32 and 33 hereof (a "Party A Purchase"), then the Company shall retain a limited license right from Party B to use the technologies but not the Party B trademark used by the Company up to the time of the termination or expiration as the case may be. In the event of a Party A Purchase, Party B will retain all rights of ownership or otherwise to the technology licensed, except for the limited license provided in the preceding sentence.

                             CHAPTER XV  INSURANCE

ARTICLE 36

36.1 Insurance policies of the Company for various kinds of risks shall be underwritten in the PRC. Types, value and duration of insurance shall be decided by the Board of Directors in accordance with the stipulations of the PRC.

36.2 At the discretion of the Board, the Company shall also carry such other insurance underwritten within or outside the PRC for coverage of product liability claims in connection with sales of the Products.

                   CHAPTER XVI  THE AMENDMENT OF THE CONTRACT

ARTICLE 37

37.1 The amendment of this Contract, including any of its Schedules, shall be effected through friendly negotiations and subject to the written unanimous approval of the Parties, as well as, approval by the Approving Authorities or other relevant governmental agencies.

                CHAPTER XVII  LIABILITIES FOR BREACH OF CONTRACT

ARTICLE 38

38.1 Both Party A and Party B shall make their respective contributions on schedule as stipulated in Schedule B of this Contract. The defaulting party shall pay to the other Party 5% of the scheduled contribution as a penalty for its non-performance exceeding 30 days from the scheduled date such contribution is due and an additional 10% of the scheduled contribution shall be paid to the other party if the non-performance exceeds the prescribed time limits by 60 days. Such payments shall be in USD, and shall be computed on terms consistent with the provisions of Article 11.4 hereof. Additionally, the non-defaulting Party may suspend its performance under this Contract until such time as the defaulting Party has cured its breach. If the defaulting Party's default continues for 60 days or more, the other Party may terminate this Contract and the Company in accordance with Chapter XIV of this Contract and relevant and promulgated PRC laws.

ARTICLE 39

39.1 Should all or part of this Contract, including its Schedules, be unable to be fulfilled owing to the fault of one Party, the defaulting Party shall be liable to the non-defaulting Party for all losses arising from such breach including lost profits of the Company and shall include the reasonable attorney's fees and expenses incurred by the non-defaulting Party in connection with such breach; provided however, in no event shall either party be liable to the other for any damages in excess of such Party's actual cash contribution to the Company. Should all or part of this Contract including its Schedules be unable to be fulfilled owing to the fault of both Parties, they shall bear liability in proportion to the amount of losses caused by each Party's respective breach.

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                          CHAPTER XVIII  FORCE MAJEURE

ARTICLE 40

40.1 Should either of the Parties be prevented from performing under this Contract by force majeure, including earthquake, typhoon, flood, fire, war, civil unrest, labor disturbance, strikes, disruption of transportation, disruption of communication systems or other unforeseen events, and their happening and consequences are unavoidable and beyond the control of the prevented Party, such Party shall so notify the other Party as soon as possible by the best means reasonably available, and within 15 days thereafter provide detailed information of the events. If requested by the other Party, the prevented Party shall also provide verified documentary evidence explaining the reason of its inability to execute, or of the delay in execution of its performance. Both Parties shall, through consultations, decide whether to terminate this Contract and dissolve the Company, or to waive partial performance of the Contract, or to delay the execution of performance of the Contract according to the effects of the events on the performance of the Contract.

                           CHAPTER XIX  APPLICABLE LAW

ARTICLE 41

41.1 The formation of this Contract, its validity, interpretation and performance, and settlement of the disputes shall be governed by the relevant promulgated and publicly available laws of the PRC.

                       CHAPTER XX  SETTLEMENT OF DISPUTES

ARTICLE 42

42.1 The Parties shall initially attempt to settle any disputes arising from the execution of, or in connection with, this Contract, through friendly consultations between the Parties.

42.2 In case no settlement can be reached within sixty days, then disputes shall be settled through arbitration by the arbitration tribunal of the International Chamber of Commerce situated in Geneva, Switzerland, in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce. The site of such arbitration proceedings shall be Geneva, Switzerland, or such other site as

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

       the Parties may mutually agree. The arbitration proceedings shall be conducted in English. Party A and Party B agree further:

       (A) Arbitration may be initiated by either Party by giving thirty days notice in writing to the other Party.

       (B) Each Party may select one arbitrator and the arbitrators so selected shall select an additional arbitrator, to compose an arbitration panel of three members.

       (C) If the arbitrators selected by Parties A and B are unable to select a third arbitrator, then the Chairman of the International Chamber of Commerce will select the third arbitrator.

       (D) The third arbitrator shall have technical knowledge or experience relevant to the subject matter of the dispute to be arbitrated.

       (E) In making their decisions, the arbitrators shall be bound by the explicit provisions of this Contract, its Schedules and the Articles of Association of the Company, as well as the laws and regulations of the PRC governing Chinese-Foreign equity ventures.

       (F) Decisions of the majority of arbitrators shall be final and binding upon the parties and judgment on the award may be entered in any court having jurisdiction and the Parties agree to exclude any right of application or appeal to the courts of Geneva or elsewhere in connection with any question of law arising in the course of the arbitration or with respect to any award made, except for appeals involving bad faith performance of an arbitrator.

       (G) The costs of arbitration, including reasonable attorney fees, shall be borne by the losing Party or as otherwise specified in the ruling of the arbitration tribunal.

       (H) The award is to be considered as a settlement of the dispute between the Parties and both Parties shall accept this settlement as the true expression of their own determination in connection therewith.

       (I) All sums ordered by the arbitrators to be paid by one Party to the other Party shall be paid in USD within sixty (60) days of the arbitrators final decision.

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

ARTICLE 43

43.1 During any arbitration proceeding, the Contract shall be performed continuously by both Parties except for matters in dispute.

                              CHAPTER XXI  LANGUAGE
ARTICLE 44

44.1 This Contract is written in both the Chinese language and the English language. Both language versions shall be equally authentic, valid and binding. In no event shall this Contract be construed or interpreted for or against the position of either Party A or Party B in reliance upon principles of construction of agreements that would penalize the draftsman of an agreement. In the event of any ambiguity, both Parties hereto having negotiated the terms, having participated in the drafting, and having had the advice of all such advisors as they may have deemed necessary or advisable in the preparation of this Contract and the Articles of Association.

           CHAPTER XXII  EFFECTIVENESS OF THE CONTRACT AND MISCELLANY

ARTICLE 45

45.1 Schedules A and B of this Contract are hereby incorporated by reference into the Contract and are to be considered an integral part of this Contract and shall be effective upon approval by the Approving Authorities. Schedules C, D, and E shall respectively be effective upon the later to occur of full execution and delivery or relevant approval of the Approving Authorities.

ARTICLE 46

46.1 Notices required or permitted in connection with any Party's rights and obligations under this Contract shall be in writing and may be sent to the other Party by (a) telegram of facsimile, the receiving day of record shall be the next business day following the sending day; or (b) by mail, the receiving day of record for mailed notices shall be the 12th business day after the air postage seal date.

46.2   All such notices shall be given to the respective parties as follows:

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

       (A)  If to Party A:         Mr. Chen Guo Xiang
                                   Chairman of the Board and General Manager
                                   Fufa Company Limited
                                   223 Gong Ye Road
                                   Fuzhou, Fujian, PRC  350004

            with a copy  to:       Mr. Lin Zhao Ping
                                   Chief Engineer & Vice President
                                   Fufa Company Limited
                                   223 Gong Ye Road
                                   Fuzhou, Fujian, PRC  350004

       (B)  If to Party B:         Mr. Samuel Miley
                                   Vice President and Secretary
                                   MagneTek,Inc
                                   26 Century Blvd
                                   P.O.Box 290159
                                   Nashville,  TN, USA  37229-0159

            with a copy to:        Mr. Kyle Hale
                                   VP & General Manager, Motors & Generators
                                   MagneTek, Inc.
                                   669 Natchez Trace Drive
                                   Lexington, TN  38351, USA

46.3 Changes in the posting address of either Party A or Party B shall be given by written notices as specified in this Article 46.

ARTICLE 47

47.1 All provisions, clauses and covenants contained in this Contract are severable and in the event any of them shall be held to be invalid, illegal or unenforceable, the remainder of this Contract shall be interpreted as if such invalid, illegal or unenforceable provisions, clause or covenants were not contained herein.

47.2 In consideration of the mutual covenants and undertaking of the Parties as stated herein, the Parties have caused their duly authorized representatives to execute this Contract on this 17th day of December, 1995 in Fuzhou, Fujian Province, the PRC.

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


         Fujian Fufa Company Limited           MagneTek,Inc.





         ------------------------              ----------------------
         Chen Gou Xiang                        Gary Wolfe
         Legal Representative                  Authorized Representative





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